Exhibit 99.1

B2Digital Closes Acquisition to Significantly Expand “One More Gym” Brand

TAMPA, FL, October 8, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce the closing of the Company’s asset purchase agreement (the “Agreement”) to acquire all of the assets of two additional premier fitness facilities, expanding its One More Gym brand to three locations as of October 6, 2020.

The two new locations are existing and operating fitness facilities in Merrillville and Valparaiso, Indiana.

“This move should triple our One More Gym revenues going forward,” commented Greg P. Bell, Chairman & CEO of B2Digital. “The acquisition is a strong long-term value for our shareholders given the current environment, which has created tremendous value opportunities in the fitness facility marketplace.”

B2Digital began recording operating revenues from the newly acquired locations on October 6. The Company plans to add Jiu-Jitsu, Boxing, and MMA instruction areas to both locations to integrate the facilities into the Company’s B2 Training Facilities Network, which represents strong synergy between its B2 Fighting Series, B2 Grappling Series, and One More Gym brand, creating an ecosystem for fighter development, as well as an avenue of high-impact marketing targeted toward both aspiring fighters and MMA fans.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com